UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): March 27, 2019

XTRIBE, P.L.C.

(Exact name of registrant as specified in its charter)

England and Wales

(State or other jurisdiction of incorporation)

333-214799	N/A
(Commission File Number)	(IRS Employer Identification No.)

37-38 Long Acre, London, WC2E 9JT, United Kingdom

(Address of principal executive offices) (Zip Code)

44-20-3214-0420

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Luca Rubini joins the Board of Directors for Xtribe P.L.C.

Mr. Rubini has worked for over twenty years in Investment Banking in Italy and abroad. Mr. Rubini graduated in Banking, Finance and Insurance Sciences in 1994 from Universita’ Cattolica Del Sacro Cuore, obtaining a degree in Banking Finance and Insurance Sciences. He brings experience gained in diverse and multicultural work environments. Since joining Mediobanca, Mr. Rubini has been involved in several equity market listings. In 2007, he joined UniCredit in London as head of the Italian sales team where he further developed his sales skills, being actively involved in events/roadshow organization between issuers and institutional investors and in the closing of some important offerings. Mr. Rubini is currently co-heading a team of salespersons and analysts in Fidentiis SV SA, Italian branch, where he is active as specialist in the Italian Equity market, as an advisor for M&A and IPOs or as a broker for Institutional Investors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 17, 2019	Xtribe P.L.C.

	By:	/s/ Enrico Dal Monte
Enrico Dal Monte
Chief Executive Officer